UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

PHASE FORWARD INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

77 Fourth Avenue, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2009, the Company’s Management Development and Compensation Committee adopted the Phase Forward Incorporated Management Incentive Plan (the “MIP”), effective as of January 1, 2009.  The MIP is intended to recognize and reward the achievement of financial performance goals of the Company.  The new MIP replaces the Company’s prior 2008 Management Incentive Plan and 2008 Global Sales Executive Incentive Compensation Plan for periods on and after January 1, 2009.  The MIP provides the Company’s named executive officers and certain other employees with an opportunity to earn a cash bonus at a target amount equal to a percentage of their respective annual base salaries, which will vary according to the participant’s position, based on the attainment of specified corporate performance goals determined by the Management, Development and Compensation Committee each year.  The actual dollar award may exceed the target payout in the event of over-achievement of performance goals subject to a maximum of 200% of the employee’s bonus opportunity; provided, however, such limitation shall be 300% for any performance targets based on bookings, sales quotas or similar sales metrics.  The performance targets will relate to financial and operational metrics and may include any of the following:  earnings per share, revenues, EBITDA (earnings before interest, taxes, depreciation and amortization), net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, proforma operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, sales or market shares, bookings and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

A copy of the Management Incentive Plan is included as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing description set forth in this report is qualified in its entirety by reference to the full text of such Exhibit.

Also on February 10, 2009, the Company’s Management Development and Compensation Committee approved bonus payments to the Company’s executive officers for fiscal 2008.  Each named executive officer’s earned bonus amount is consistent with the criteria set forth in the Company’s previously-disclosed 2008 Management Incentive Plan and 2008 Global Sales Executive Incentive Compensation Plan, as applicable, except that the Management Development and Compensation Committee exercised discretion to award an additional cash bonus of $47,000 to each of the following named executive officers:  Rodger Weismann, Senior Vice President, Chief Financial Officer and Treasurer; Steven J. Rosenberg, Senior Vice President; and D. Ari Buchler, Senior Vice President, General Counsel and Secretary.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Phase Forward Incorporated Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

February 13, 2009	By:	/s/ Rodger Weismann
Rodger Weismann
Senior Vice President and Chief Financial Officer
(Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Phase Forward Incorporated Management Incentive Plan